Exhibit 99.1

Frontier Communications

3 High Ridge Park

Stamford, CT 06905

203.614.5600

Frontier Communications Completes Acquisition of AT&T Connecticut’s Wireline, Broadband and Video Operations

Frontier Extends its Cutting-Edge Products & Services to Connecticut

STAMFORD, Conn., October 24, 2014 – Frontier Communications Corporation (NASDAQ: FTR) today announced completion of its $2 billion acquisition of AT&T Inc.’s (NYSE: T) wireline business, statewide fiber network, and U-verse operations in Connecticut.  As part of the acquisition, Frontier also acquired AT&T’s DISH satellite TV customers in Connecticut.  As a result of the transaction, Frontier will offer broadband, voice, video and other products to residential and business customers in Connecticut, the 28th state in the company’s portfolio.

“Frontier is excited to offer our products and services to customers in our home state,” said Maggie Wilderotter, Frontier’s Chairman and Chief Executive Officer.  “We look forward to bringing our local engagement management model to Connecticut and empowering all Frontier employees to provide high-quality service to their friends and neighbors and to become active contributors to their communities.”

Wilderotter added, “Our expansion into Connecticut shows Frontier is growing strategically in addition to organically in our suburban and rural markets. We offer great broadband products that include customer protection for their online experience.  Frontier is a leader in offering comprehensive end-to-end online protection.  It sets Frontier apart, and it demonstrates that focusing on our customers will maximize shareholder value.”

“Frontier’s solid reputation and track record for providing high-quality products and service to customers across the country was a major consideration in our decision to sell them our Connecticut operations,” said Randall Stephenson, AT&T Chairman and CEO.

Frontier’s customers, local communities, employees and shareholders will benefit substantially as a result of this transaction:

•	Frontier is implementing its proven local engagement community-oriented go-to-market strategy in Connecticut led by General Managers and a Senior Vice President for the state.
•

Connecticut customers will have the same products and services that they enjoyed with AT&T, including U-verse,  plus new products such as Frontier Secure, a suite of services to protect all aspects of customers’ online lives, including identity theft protection.

•	Frontier has committed to capital investments to expand and further upgrade the high-quality broadband network.
•	The all-cash transaction means Frontier shareholders receive the benefit of increased diversification of assets and operations without any dilution in ownership.
•

Frontier is retaining the transferred AT&T Connecticut workforce and is in discussions with the state’s Department of Economic and Community Development about bringing a substantial number of new jobs to Connecticut.

Since the transaction was announced December 17, 2013, Frontier received approval from the U.S. Department of Justice, the Federal Communications Commission, the Connecticut Public Utilities Regulatory Authority and other state regulatory authorities.  Additionally, the company received the full support of Communications Workers of America (CWA) Local 1298 and signed a new agreement with the Local that will add 85 jobs to the workforce in Connecticut.

Frontier will make capital investments of $63 million over the next three years for U-verse expansion and broadband network speed enhancements to increase speeds to 10Mbps or greater for more than 100,000 households.  It will also construct an ultra-high-speed middle mile fiber network connecting central offices across the state and dedicate at least $3 million of capital to expanding broadband to areas currently unserved or underserved.

Frontier acquired approximately 415,000 data, 875,000 voice, and 215,000 video connections (counts as of 6/30/14) in Connecticut, including AT&T’s local business connections and existing carrier wholesale relationships.  Frontier is welcoming approximately 2,500 former AT&T Connecticut employees to the company, ensuring continuity of existing customer relationships and a trained and trusted workforce.

Frontier is proud that 13 percent of its workforce comprises veterans and military families.  It will continue its strong support through veteran-focused initiatives in the state, including a pilot program to improve the adoption and utilization of the Department of Veterans Affairs MyHealtheVet and home Telehealth. Frontier will work with the Attorney General and Office of the Consumer Counsel to provide subsidized broadband service to eligible low-income veterans and host veteran-focused job fairs.

Beginning October 25, 2014, the company will undertake a full conversion of AT&T’s Connecticut wireline, broadband and video operations into Frontier’s systems, providing residential and business customers with seamless, high-quality performance and enhanced customer service.  Frontier has successfully completed numerous complex system and network migrations, most recently converting former Verizon operations in 14 states. Frontier estimates that it will realize significant cost savings from leveraging its current infrastructure in supporting the new Connecticut business operations.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, video, wireless Internet data access, data security solutions, specialized bundles for residential customers, small businesses and home offices, and advanced communications for medium and large businesses in 28 states.  Frontier's approximately 16,400 employees are based entirely in the United States.  More information is available at www.frontier.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to:  the ability to successfully integrate the Connecticut operations into our existing operations and the diversion of management’s attention from ongoing business and regular business responsibilities to effect such integration; the effects of increased expenses or unanticipated liabilities incurred due to activities related to the AT&T transaction; the risk that the cost savings from the AT&T transaction may not be fully realized; the sufficiency of the assets to be acquired from AT&T to enable the combined company to operate all aspects of the acquired business; disruption from the AT&T transaction making it more difficult to maintain relationships with customers or suppliers of the Connecticut operations; our ability to meet our debt and debt service obligations, which have increased as a result of the AT&T transaction; the effects of greater than anticipated competition from cable, wireless and other wireline carriers that could require us to implement new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our voice customers that we cannot offset with increases in broadband subscribers and sales of other products and services; our ability to maintain relationships with customers, employees or suppliers; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, or changes in the enforcement or interpretation of such legislation and regulation; the effects of any unfavorable outcome with respect to any current or future legal, governmental or regulatory proceedings, audits or disputes; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors; our ability to successfully adjust to changes in the communications industry and to implement strategies for growth; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to customers; the effects of changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulations; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of changes in both general and local economic conditions on the markets that we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenues and required levels of capital expenditures related to new construction of residences and businesses; the effects of technological changes and competition on our capital expenditures, products and service offerings, including the lack of assurance that our network improvements in speed and capacity will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical expenses (including as a result of the impact of the Patient Protection and Affordable Care Act) and pension and postemployment expenses, such as retiree medical and severance costs, and related funding requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts; changes in pension plan assumptions and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2015 and beyond; the effects of economic downturns which could result in difficulty in collection of revenues and loss of customers; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing to us; our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and liquidity may affect our payment of dividends on our common shares; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; and the effects of severe weather events such as hurricanes, tornadoes, ice storms or other natural or man-made disasters, which may increase our operating expenses or adversely impact customer revenue.  These and other uncertainties related to our business are described in greater detail in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

INVESTOR CONTACT:	MEDIA CONTACTS:
Luke Szymczak Vice President, Investor Relations (203) 614-5044 luke.szymczak@ftr.com	Steve Crosby SVP, Corporate Communications (916) 206-8198 steven.crosby@ftr.com OR Brigid Smith AVP, Corporate Communications (203) 614-5042 brigid.smith@ftr.com